SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


           Date of Report (Date of earliest reported): March 27, 2003


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                       333-54996                   88-0470235
(State or other Jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                7898 E. Acoma Dr. Ste: 102, Scottsdale, AZ 85260
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 480-951-2300

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     N/A

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     N/A

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On March 26, 2003, the Registrant by resolution of its board of directors, has elected to dismiss its independent auditors S.W. Hatfield, CPA effective as of that date.

     The Registrant intends to engage, Epstein, Weber & Conover, P.L.C., Certified Public Accountants, 8950 E. Raintree, Suite 200, Scottsdale, Arizona 85260.

     S.W. Hatfield, CPA `s report on the financial statements of the registrant for the past year and interim periods do not contain an adverse opinion or disclaimer of opinion or was qualified as to audit scope or accounting principles.

     The decision to change accountants was approved by the Board of Directors of the Registrant.

     During the Registrant's two most recent fiscal years ended December 31, 2001 and interim periods through the date of this Form 8-K, there were no disagreements with S.W. Hatfield, CPA with respect to matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to S.W. Hatfield, CPA's satisfaction would have caused S.W. Hatfield, CPA to make reference to the subject matter of the disagreement in connection with its reports on the Registrant's consolidated financial statements for such years.

     S.W. Hatfield, CPA has not advised the registrant of the matters outlined in Item 304 (a)(1)(iv)(B) of Regulation S-B with respect to internal accounting controls, management representations, scope of the audit and material matters coming to their attention that would impact the financial statements and their audit report for the Registrant's two most recent fiscal years ended December 31, 2001 and interim periods through the date of this Form 8-K.

     Prior to engaging Epstein, Weber & Conover, PLC, the registrant had not consulted with them on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     N/A

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (16) Letter from former accountants - To be filed by amendment.

ITEM 8. CHANGE IN FISCAL YEAR

     N/A

ITEM 9. REGULATION FD DISCLOSURE

     N/A

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Palomar Enterprises, Inc.


Date: April 1, 2003            By: /s/ Jeffery Halbirt
                                  -------------------------------
                                  Jeffery Halbirt